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                                                                       EXHIBIT 4



                            FRUIT OF THE LOOM, INC.

                        1996 INCENTIVE COMPENSATION PLAN

         1. PURPOSE. The purpose of this 1996 Incentive Compensation Plan (the "Plan") is to assist Fruit of the Loom, Inc., a Delaware corporation (the "Company"), and its subsidiaries in attracting, retaining, and rewarding high quality employees, other than executive officers, and certain other persons who provide services to the Company, enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company's stockholders, and providing such persons with performance incentives to expend their maximum efforts in the creation of long-term stockholder value.

         2. DEFINITIONS. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof:

         (a) "Annual Incentive Award" means a conditional right granted to a Participant under Section 8(b) hereof to receive a cash payment, unless otherwise determined by the Committee, after the end of a specified fiscal year.

         (b) "Award" means any Option, SAR (including Limited SAR), Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award, Performance Award or Annual Incentive Award, together with any other right or interest granted to a Participant under the Plan.

         (c) "Beneficiary" means the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant's death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof. If, upon a Participant's death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trust entitled by will or the laws of descent and distribution to receive such benefits.

         (d) "Beneficial Owner", "Beneficially Owning" and "Beneficial Ownership" shall have the meanings ascribed to such terms in Rule 13d-3 under the Exchange Act and any successor to such Rule.

         (e) "Board" means the Company's Board of Directors.

         (f) "Change in Control" means a Change in Control as defined with related terms in Section 9 of the Plan.

         (g) "Change in Control Price" means the amount calculated in accordance with Section 9(c) of the Plan.
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         (h) "Code" means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

         (i) "Committee" means the Compensation Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan.

         (j) "Corporate Transaction" means a transaction as defined in Section 9(b) of the Plan.

         (k) "Deferred Stock" means a right, granted to a Participant under
Section 6(e) hereof, to receive Stock, cash or a combination thereof at the end of a specified deferral period.

         (l) "Dividend Equivalent" means a right, granted to a Participant under Section 6(g), to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

         (m) "Effective Date" means February 21, 1996, the effective date of the Plan.

         (n) "Eligible Person" means any employee of the Company or any subsidiary or consultant or other person who provides substantial services to the Company or any subsidiary, provided that no person who is an Executive Officer of the Company or a member of the Compensation Committee or other committee that administers the 1995 Plan or any successor plan shall be shall be an Eligible Person.

         (o) "Executive Officer" means an executive officer of the Company as defined under the Exchange Act.

         (p) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

         (q) "Fair Market Value" means the fair market value of Stock, Awards, or other property as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock as of any given date shall be the closing sale price per share reported on a consolidated basis for stock listed on the principal stock exchange or market on which Stock is traded on the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported.

         (r) "Incumbent Board" means the Board as defined in Section 9(b) of the Plan.

         (s) "Limited SAR" means a right granted to a Participant under Section 6(c) thereof.

         (t) "1995 Plan" means the Company's 1995 Executive Incentive Compensation Plan.

         (u) "Option" means a right, granted to a Participant under Section 6(b) hereof, to purchase Stock or other Awards at a specified price during specified time periods.





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         (v) "Other Stock Based Awards" means Awards granted to a Participant under Section 6(h) hereof.

         (w) "Participant" means a person who has been granted an Award under the Plan, including a person who is no longer an Eligible Person.

         (x) "Performance Award" means a right, granted to a Participant under
Section 8 hereof, to receive Awards based upon performance criteria specified by the Committee.

         (y) "Person" will have the meaning assigned in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and includes a "group" as defined in Section 13(d) thereof.

         (z) "Restricted Stock" means Stock granted to a Participant under
Section 6(d) hereof, that is subject to certain restrictions and to a risk of forfeiture.

         (aa) "Stock" means the Company's Class A Common Stock, and such other securities as may be substituted (or resubstituted) for Stock pursuant to
Section 10(c) hereof.

         (bb) "Stock Appreciation Rights" or "SAR" means a right granted to a Participant under Section 6(c) hereof.

         3. ADMINISTRATION.

         (a) Authority of the Committee. The Plan shall be administered by the Committee. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number, and other terms and conditions of, and all other matters relating to, Awards, prescribe Award agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award agreements and correct defects, supply omissions, or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan.

         (b) Manner of Exercise of Committee Authority. The Committee may delegate to officers or managers of the Company or any subsidiary, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions as the Committee may determine, to the extent permitted under applicable law. The Committee also may appoint agents to assist it in administering the Plan. Any action of the Committee or its delegatee shall be final, conclusive and binding on all persons, including the Company, its subsidiaries, Participants, Beneficiaries, transferees under
Section 10(b) hereof or other persons claiming rights from or through a Participant, and stockholders, except that action by any delegatee shall be subject to oversight by the Committee. The express grant of any specific





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power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.

         (c) Limitation of Liability. The Committee, each member thereof, and each delegatee or member of a committee which acts as a delegatee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any executive officer, other officer or employee of the Company or a subsidiary, the Company's independent auditors, consultants or any other agents assisting in the administration of the Plan, and the Committee, each member thereof, each delegatee or member of a committee which acts as a delegatee, and any officer or employee of the Company or a subsidiary acting at the direction or on behalf of the Committee or delegatee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

         4. STOCK SUBJECT TO PLAN.

         (a) Overall Number of Shares Available for Delivery. Subject to adjustment as provided in Section 10(c) hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be 1,000,000.

         (b) Application of Limitation to Grants of Awards. For purposes of the Plan, the counting of shares of Stock delivered shall be consistent with the manner in which shares are so counted under the 1995 Plan. No Award may be granted if the number of shares of Stock to be delivered in connection with such Award or, in the case of an Award relating to shares of Stock but settleable only in cash (such as cash-only SARs), the number of shares to which such Award relates, exceeds the number of shares of Stock remaining available under the Plan minus the number of shares of Stock relating to then-outstanding cash-only Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

         (c) Source of Shares Delivered Under the Plan. Any shares of Stock delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares, except as otherwise provided in this
Section 4(c). If, at the time shares of Stock are to be delivered under the Plan to a Participant (including upon exercise of an Option), the shares are listed on the New York Stock Exchange and such Participant is a "director" or "officer" of the Company within the meaning of Sections 312.03 and 703.09 of the Listed Company Manual of the New York Stock Exchange, such that the Participant's acquisition of shares originally issued by the Company would be subject to the requirement of stockholder approval under then-applicable Exchange rules, the shares to be distributed to such Participant shall consist only of either shares issued under the 1995, if so specified by the committee then administering the 1995 Plan, or treasury shares then held by the Company. The Company shall use its best efforts to obtain and have available, at any time that the such treasury shares are required to be distributed





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in connection with an Award, a sufficient number of treasury shares, not reserved for other uses, to be able to make prompt delivery in connection with any such Award.

         5. ELIGIBILITY. Awards may be granted under the Plan only to Eligible Persons.

         6. SPECIFIC TERMS OF AWARDS.

         (a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must by paid to satisfy the requirements of the Delaware General Corporation Law, no consideration other than services may be required for the grant (but not the exercise) of any Award.

         (b) Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

                 (i) Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option except as provided under Section 7(a) hereof.

                 (ii) Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Stock, other Awards or awards granted under other plans of the Company or any subsidiary, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis), and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants.

                 (iii) Non-Qualified Stock Options. All options granted under the plan shall be non-qualified stock options, and shall not be incentive stock options as defined under Section 422 of the Code.

         (c) Stock Appreciation Rights. The Committee is authorized to grant SAR's to Participants on the following terms and conditions:





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                 (i) Right to Payment.  A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise (or, in the case of a "Limited SAR," the Fair Market Value determined by reference to the Change in Control Price, as defined under Section 9(c) hereof), over (B) the grant price of the SAR as determined by the Committee, provided that such grant price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such SAR except as provided under Section 7(a) hereof.

                 (ii) Other Terms. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. Limited SARs that may only be exercised in connection with a Change in Control or other event as specified by the Committee may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine. SARs and Limited SARs may be either freestanding or in tandem with other Awards.

         (d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

                 (i) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the restricted period applicable to the Restricted Stock, subject to
         Section 10(b) below, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

                 (ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of





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         terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted
         Stock.

                 (iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require such certificates to bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, or that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

                 (iv) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

         (e) Deferred Stock. The Committee is authorized to grant Deferred Stock to Participants, which are rights to receive Stock, cash, or a combination thereof at the end of a specified deferral period, subject to the following terms and conditions:

                 (i) Award and Restrictions. Satisfaction of an Award of Deferred Stock will occur upon expiration of the deferral period specified for such Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. Deferred Stock may be satisfied by delivery of Stock, cash equal to the Fair Market Value of the specified number of shares of Stock covered by the Deferred Stock, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

                 (ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award agreement evidencing the Deferred Stock), all Deferred Stock that is at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will be waived in whole or in part in the event of terminations resulting from specified





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         causes, and the Committee may in other cases waive in whole or in part the forfeiture of Deferred Stock.

                 (iii) Dividend Equivalents. Unless otherwise determined by the Committee at date of grant, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Deferred Stock will be either (A) paid with respect to such Deferred Stock at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock and the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards, or other investment vehicles, as the Committee shall determine or permit the Participant to elect.

         (f) Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of Company obligations to pay cash or deliver other property under other plans or compensatory arrangements. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

         (g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents will be paid or distributed when accrued or will be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

         (h) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).





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         7. CERTAIN PROVISIONS APPLICABLE TO AWARDS.

         (a) Stand-Alone, Additional, Tandem, and Substitute Awards.   Awards
granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary, or any business entity to be acquired by the Company or a subsidiary, or any other right of a Participant to receive payment from the Company or any subsidiary. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any subsidiary, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Deferred Stock or Restricted Stock), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered (for example, Options granted with an exercise price "discounted" by the amount of the cash compensation surrendered).

         (b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee.

         (c) Form and Timing of Payment Under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award agreement, payments to be made by the Company or a subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control). Installment or deferred payments may be required by the Committee (subject to Section 10(e) of the Plan) or permitted at the election of the Participant. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

         8. PERFORMANCE AWARDS.

         (a) Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions,





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and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions.

         (b) Annual Incentive Awards. The Committee may grant Annual Incentive Awards to Eligible Persons, which Awards shall represent a conditional right to receive a payment in cash, unless otherwise determined by the Committee, after the end of a specified fiscal year, in accordance with this Section 8(b).

                 (i) Annual Incentive Award Pool. The Committee may establish an Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring Company performance in connection with Annual Incentive Awards. The amount of such Annual Incentive Award pool shall be based upon the achievement of a performance goal or goals specified by the Committee. The Committee may specify the amount of the Annual Incentive Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

                 (ii) Potential Annual Incentive Awards. The Committee shall determine the Eligible Persons who will potentially receive Annual Incentive Awards for a given fiscal year, either out of an Annual Incentive Award pool established for that fiscal year or as individual Annual Incentive Awards. The amount potentially payable shall be based upon the achievement of a performance goal or goals based on such criteria as shall be established by the Committee.

                 (iii) Payout of Annual Incentive Awards. After the end of each fiscal year, the Committee shall determine the amount, if any, of
         (A) the Annual Incentive Award pool, and the maximum amount of potential Annual Incentive Award payable to each Participant in the Annual Incentive Award pool, or (B) the amount of potential Annual Incentive Award otherwise payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be increased or reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever. The Committee shall specify the circumstances in which an Annual Incentive Award shall be forfeited in the event of termination of employment by the Participant prior to the end of a fiscal year or the payout of such Annual Incentive Award, and other terms relating to such Annual Incentive Award in accordance with the Plan.

         9. CHANGE IN CONTROL.

         (a) Effect of "Change in Control." In the event of a "Change in Control," as defined in Section 9(b), the following provisions shall apply:

                 (i) Any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change in Control





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         and shall remain exercisable and vested for the balance of the stated
         term of such Award without regard to any termination of employment by the Participant, subject only to the restrictions set forth in Section 10(a) hereof;

                 (ii) The restrictions, deferral of settlement, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to the restrictions set forth in Section 10(a) hereof; and

                 (iii) With respect to any outstanding Award subject to achievement of performance goals and conditions under the Plan, such performance goals and other conditions will be deemed to be met if and to the extent so provided by the Committee in the Award agreement relating to such Award.

         (b) Definition of "Change in Control." A "Change in Control" shall be deemed to have occurred if:

                 (i) An acquisition by any Person of Beneficial Ownership of the shares of Common Stock of the Company then outstanding (the "Company Common Stock Outstanding") or the voting securities of the Company then outstanding entitled to vote generally in the election of directors (the "Company Voting Securities Outstanding"); provided, however, that such acquisition of Beneficial Ownership would result in the Person's Beneficially Owning 25% or more of the Company Common Stock Outstanding or 25% or more of the combined voting power of the Company Voting Securities Outstanding; and provided further, that immediately prior to such acquisition such Person was not a direct or indirect Beneficial Owner of 25% or more of the Company Common Stock Outstanding or 25% or more of the combined voting power of Company Voting Securities Outstanding, as the case may be; or

                 (ii) The approval by the stockholders of the Company of a reorganization, merger, consolidation, complete liquidation or dissolution of the Company, sale or disposition of all or substantially all of the assets of the Company, or similar corporate transaction (in each case referred to in this Section 9(b) as a "Corporate Transaction") or, if consummation of such Corporate Transaction is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly); provided, however, that any merger, consolidation, sale, disposition or other similar transaction to or with William Farley or entities controlled by him shall not constitute a Corporate Transaction; or

                 (iii) A change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 9(b), that any individual who becomes a member of the Board subsequent to the Effective Date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act, including any successor to such Rule) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board.

         Notwithstanding the provisions set forth in subparagraphs (i) and (ii) of this Section 9(b), the following shall not constitute a Change in Control for purposes of the Plan: (1) any acquisition by or consummation of a Corporate Transaction with any subsidiary of the Company or an employee benefit plan (or related trust) sponsored or maintained by the Company or an affiliate; or (2) any acquisition or consummation of a Corporate Transaction following which more than 50% of, respectively, the shares then outstanding of common stock of the corporation resulting from such acquisition or Corporate Transaction and the combined voting power of the voting securities then outstanding of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were Beneficial Owners, respectively, of the Company Common Stock Outstanding and Company Voting Securities Outstanding immediately prior to such acquisition or Corporate Transaction in substantially the same proportions as their ownership, immediately prior to such acquisition or Corporate Transaction, of the Company Common Stock Outstanding and Company Voting Securities Outstanding, as the case may be.

         (c) Definition of "Change in Control Price." The "Change in Control Price" means an amount in cash equal to the higher of (i) the amount of cash and fair market value of property that is the highest price per share paid (including extraordinary dividends) in any transaction triggering the Change in Control under Section 9(b)(ii) hereof or any liquidation of shares following a sale of substantially all assets of the Company, or (ii) the highest Fair Market Value per share at any time during the 60-day period preceding and 60-day period following the Change in Control.

         10. GENERAL PROVISIONS.

         (a) Compliance With Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule, or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other Company securities are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. In addition, the Committee is authorized to modify Awards that are then held by a Participant who has become or is expected to become subject to Section 16 of the Exchange Act with respect to the Company to limit the risk to such Participant of incurring liability under Section 16(b) while substantially maintaining the value of the Award to such Participant.

         (b) Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant in connection with the Participant's estate planning, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are then consistent with the registration of the offer and sale of Stock on Form S-8 or a successor registration form of the Securities and Exchange Commission or such other form of registration statement as has in fact been filed in connection with the Plan, and permitted by the Committee (subject to any terms and conditions which the Committee may impose thereon). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

         (c) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of
(i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (ii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards, and (iii) the exercise price, grant price, or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals, and Annual Incentive Awards and any Annual Incentive Award pool or performance goals relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary, or any business unit, or the financial statements of the

Company or any subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations, or business conditions or in view of the Committee's assessment of the business strategy of the Company, any subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant.

         (d) Taxes. The Company and any subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

         (e) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of stockholders or Participants; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award. Notwithstanding anything in the Plan to the contrary, if any right under this Plan would cause a transaction to be ineligible for pooling of interest accounting that would, but for the right hereunder, be eligible for such accounting treatment, the Committee may modify or adjust the right so that pooling of interest accounting shall be available, including the substitution of Stock having a Fair Market Value equal to the cash otherwise payable hereunder for the right which caused the transaction to be ineligible for pooling of interest accounting.

         (f) Limitation on Rights Conferred Under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ of the Company or a subsidiary, (ii) interfering in any way with the right of the Company or a subsidiary to terminate any Eligible Person's or Participant's employment at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant has validly exercised an Option or is otherwise duly issued or transferred shares of Stock in accordance with the terms of the Award.

         (g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company's obligations under the Plan. Such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

         (h) Nonexclusivity of the Plan. The adoption of the Plan by the Board shall not be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable.

         (i) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

         (j) Governing Law. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award agreement shall be determined in accordance with the Delaware General Corporation Law, to the extent applicable, other laws (including those governing contracts) of the State of Illinois, without giving effect to principles of conflicts of laws, and applicable federal law.

         (k) Plan Effective Date and Termination. The Plan shall become effective on the Effective Date. Subject to earlier termination by action of the Board in accordance with Section 10(e) hereof, no Award may be newly granted under the Plan more than ten years after the Effective Date, and the Plan will terminate thereafter at such time that the Company has no further obligations or rights in respect of Awards granted under the Plan.

                            FRUIT OF THE LOOM, INC.

                        1996 INCENTIVE COMPENSATION PLAN
                             STOCK OPTION AGREEMENT


  THIS AGREEMENT is made and entered as of the _____ day of ____________, 199__ by and between FRUIT OF THE LOOM, INC. (the "Company"), and _______________ ("Optionee").

  The Option (as defined below) evidenced by this Stock Option Agreement (this "Agreement") is granted under the Fruit of the Loom, Inc. 1996 Incentive Compensation Plan (the "1996 ICP"). Optionee is employed by the Company as a senior executive of the Company, in which capacity Optionee will provide services to the Company and/or its direct or indirect subsidiaries ("Employment"). By affording Optionee an opportunity to purchase shares of its Stock under the Option granted hereby, the Company desires to carry out the stated purposes of the 1996 ICP.

  NOW, THEREFORE, in consideration of the premises, the mutual covenants hereinafter set forth, and other good and valuable consideration, the Company and Optionee agree as follows:

  1. Grant of Option; Consideration. Subject to the terms and conditions of the 1996 ICP and this Agreement, the Company hereby confirms the grant to Optionee, on the date set forth in the first paragraph of this Agreement (the "Date of Grant"), of the option to purchase an aggregate of _________ shares of the Company's Class A Common Stock (the "Shares"), at the purchase price of $________________________ per share (the "Option"). The Option is hereby designated a nonqualified stock option, and is not an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

  The grant of the Option by the Company to Optionee and all other terms and conditions of this Agreement are subject to applicable laws, regulations, conditions and obligations of the Company under the 1996 ICP.

  2. Incorporation of 1996 ICP by Reference; Definitions. The Option has been granted to Optionee under the 1996 ICP, a copy of which is attached hereto. All of the terms, conditions, and other provisions of the 1996 ICP are hereby incorporated by reference into this Agreement. Capitalized terms used in this Agreement but not defined herein shall have the same meanings as in the 1996 ICP or as follows:

          (i) "Approved Early Retirement" means Optionee's retirement prior to age 65 approved in advance by the Committee;

         (ii) "Cause" means Optionee's gross misconduct (as defined herein) or willful and material breach of this Agreement. For purposes of this definition, "gross misconduct" shall mean (A) a felony conviction in a court of law under applicable federal or state laws which results in material damage to the Company or any of its subsidiaries or materially impairs the value of Optionee's services to the Company, or (B) willfully engaging in one or more acts, or willfully omitting to act in accordance with duties of Employment, which is demonstrably and materially damaging to the Company or any of its subsidiaries, including acts and omissions that constitute gross negligence in the performance of Optionee's duties of Employment. For purposes of this Agreement, an act or failure to act on Optionee's part shall be considered "willful" if it was done or omitted to be done by him not in good faith, and shall not include any act or failure to act resulting from any act or failure to act resulting from any incapacity of Optionee.

        (iii) "Disability" means the failure of Optionee to render and perform the services required of him as a result of his Employment, for a total of 180 days or more during any consecutive 12 month period, because of any physical or mental incapacity or disability as determined by a physician or physicians selected by the Company, unless, within 30 days after Optionee has received written notice form the Company of a proposed termination due to such absence, Optionee shall have returned to the full performance of his duties of Employment and shall have presented to the Company a written certificate of Optionee's good health prepared by a physician selected by Company.

         (iv) "Good Reason" means the occurrence of a Change in Control (as defined in Section 9(b) of the 1996 ICP) and following which there occurs, without Optionee's prior written consent: (A) a material change, adverse to Optionee, in Optionee's positions, titles, or offices, status, nature of responsibilities, or authority within the Company in effect prior to a Change in Control, except in connection with the termination of Optionee's employment for Cause, Disability, or Normal Retirement or Approved Early Retirement, as a result of Optionee's death, or as a result of action by Optionee, (B) an assignment of any duties to Optionee which are inconsistent with his duties, status, responsibilities, and authorities in effect prior to a Change in Control, (C) a decrease in annual base salary or other compensation opportunities and maximums or benefits provided to Optionee immediately prior to the Change in Control, and (D) any attempt by the Company to terminate Optionee for Cause which does not result in a valid termination for Cause, except in the case that valid grounds for termination for Cause exist but are corrected as permitted under this Section 2;

          (v) "Normal Retirement" means Optionee's retirement at or after age 65.

If there is any conflict between the provisions of this Agreement and the provisions of the 1996 ICP, the provisions of the 1996 ICP shall govern.

         3. Vesting and Exercisability. The Option shall be exercisable only at such times and to the extent that the Option has vested and become exercisable prior to forfeiture, surrender, or expiration of the Option, as specified in this Agreement. The Option shall vest and become cumulatively exercisable as to one-third of the total number of Shares subject to the Option on each of the first three anniversaries of the Date of Grant if Optionee's Employment has not terminated prior to such anniversary, provided, however, that the Option will become fully vested and fully exercisable in the event of a Change in Control (as defined in Section 9(b) of the 1996 ICP) at a time that Optionee's Employment has not previously terminated, termination of Optionee's Employment due to Disability (as defined in Section 2 hereof), death or Normal Retirement or Approved Early Retirement (as defined in Section 2 hereof). Notwithstanding the foregoing, the Option will not vest or be exercisable prior to one year after Date of Grant unless there shall have occurred a Change in Control (as defined in Section 9(b) of the 1996 ICP); and provided further, the Committee may, in its sole discretion, at any time, upon written notice to Optionee, accelerate the vesting and exercisability of all or any portion of the Option.

         4. Option Expiration. The Option will expire at the close of business on the date that is the earliest of (i) ten years after the Date of Grant, (ii) three years after Optionee's termination of Employment due to death or Disability (as defined in Section 2 hereof), (iii) two years after termination of Optionee's Employment by the Company without Cause (as defined in Section 2 hereof) and prior to a Change in Control (as defined in Section 9(b) of the 1996 ICP), (iv) immediately upon termination of Optionee's Employment by the Company for Cause (as defined in Section 2 hereof), (v) six months and one day after voluntary termination of Employment by the Optionee other than for Good Reason (as defined in Section 2 hereof), and (vi) ten years after the Date of Grant in the event of termination due to Normal Retirement or Approved Early Retirement (as defined in Section 2 hereof), termination by the Company other than for Cause subsequent to a Change in Control, or termination by the Optionee for Good Reason (as defined in Section 2 hereof). The Option shall be exercisable following termination of Optionee's Employment only to the extent of the unexercised portion of the Option that became vested and exercisable, under Section 3 hereof, prior to or at the time of such termination of Employment, except as otherwise provided in subsection (iii)(B) under Section 3 in the event of termination of Optionee's Employment by the Company without Cause.

         5. Method of Option Exercise. The Option may be exercised, in whole or in part, by any person then entitled to exercise the Option by delivery of a written notice of such person's intent to exercise the Option to the Secretary of the Company at the Company's principal office located at Suite 5000, 233 South Wacker Drive, Chicago, Illinois 60606 (or such other office as the Committee may direct). Each such notice shall (i) state such person's election to exercise the Option and the number of Shares in respect of which the Option is being exercised, (ii) be signed by the person exercising the Option, (iii) if the Option is being exercised by any person other than the Optionee, be accompanied by proof, reasonably satisfactory to the Company's Secretary, of the right of such person to exercise the Option, and (iv) be accompanied by full payment of the applicable purchase price, (A) which may, in whole or in part, include Common Stock acquired by the Optionee at least six months prior to exercise, properly endorsed and delivered to the Company (by actual or constructive delivery) with a Fair Market Value equal to the purchase price of the Shares in respect of which the Option is being exercised and payment in such form is being made; provided, however, that the Compensation Committee may, in its discretion, waive the six-month requirement relating to surrendered shares in appropriate cases, or (v) which may, in whole or part, include such other form of payment acceptable to the Committee. An Option shall not have been duly exercised unless all the applicable provisions of this Section 5, including payment of the purchase price in full, shall have been complied with and, for all purposes of this Agreement, the date of the exercise of the Option with respect to any particular Shares shall be the date on which all such applicable provisions shall have been complied with in full. Subject to deferral under
Section 7(c) of the 1996 ICP, the certificate or certificates for the Shares as to which the Option shall have been so exercised shall be registered in the name of the person so exercising the Option, or a designated nominee, and shall be delivered to or upon the written order of the person or persons exercising the Option as promptly as practicable after the Option has been duly exercised. Such delivery shall be made at the principal office of the Company, at such other place as the Company shall have designated by notice or, if agreed to by the Company, as may be directed by the person exercising the Option.

         6. Limited SAR in Tandem With Option. In the event of a Change in Control of the Company (as defined in Section 9(b) of the 1996 ICP), Optionee will be entitled, at any time during period beginning on the date of such Change in Control and extending until the earlier of the expiration of the Option or one year after such Change in Control, to surrender any or all of the unexercised portion of the Option to the Company and receive, in payment therefor, a cash amount equal the product of (i) the Change in Control Price (as defined in Section 9(c) of the 1996 ICP) minus the purchase price per share times (ii) the number of Shares subject to the Option or part thereof being surrendered. The right set forth in this Section 6, which shall be deemed a Limited Stock Appreciation Right granted under the 1996 ICP, may be exercised by the Optionee by giving written notice to the Company in the manner described in Section 5 hereof. Payment shall be made by the Company within five business days following such exercise.

         7. No Rights as Stockholder. The Optionee shall have no rights as a stockholder with respect to Shares covered by the Option until the date the Option is duly exercised in respect of such Shares.

         8. Requirements of Law. The obligations of the Company are subject to Section 10(a) of the 1996 ICP.

         9. Nontransferability. The Option is not transferable, except to the extent as may be permitted under Section 10(b) of the 1996 ICP, and the Optionee's rights relating to the Option are otherwise limited under Section 10(b) of the 1996 ICP.

         10. Adjustments. The number and kind of Shares which may be purchased upon exercise of the Option, the purchase price thereof, and the closing price per share upon which accelerated vesting and exercisability is contingent as specified in Section 3(i) and (ii) hereof, are subject to adjustment by the Committee in accordance with Section 10(c) of the 1996 ICP.

         11. Withholding. Optionee may elect to have the Company withhold, from the Shares purchased upon exercise of the Option, or to surrender to the Company from Shares acquired by the Optionee at least six months prior to the exercise of the Option, Shares having a Fair Market Value at the date of exercise equal to all or part of the amount of withholding taxes relating to such exercise, and to remit the Fair Market Value of such Shares to the taxing authorities; provided, however, that the Committee may, in its discretion, waive the six-month requirement relating to surrendered Shares in appropriate cases.

         12. Miscellaneous. This Agreement shall be binding upon the heirs, executors, administrators, and successors of the parties. This Agreement, together with the Employment Agreement, constitutes the entire agreement between the parties with respect to the Option, and supersedes any prior agreements or documents with respect to the Option. No amendment, alteration, suspension, discontinuation, or termination of this Agreement which may impose any additional obligation upon the Company or materially and adversely affect the rights of Optionee with respect to the Option shall be valid unless in each instance such amendment, alteration, suspension, discontinuation, or termination is expressed in a written instrument duly executed in the name and on behalf of the Company and by Optionee or a person entitled to exercise the rights of Optionee under this Agreement.

AGREEMENT TO PARTICIPATE. By signing a copy of this Agreement and returning it to the Secretary of the Company, I acknowledge that I have read the 1996 ICP and this Agreement and that I fully understand all of my rights under the 1996 ICP and this Agreement, as well as all of the terms and conditions which may limit my eligibility to exercise this Option.


                                        ________________________________________
                                        Optionee's Signature


                                        ________________________________________
                                        Address


                                        ________________________________________
                                        Date


                                        ________________________________________
                                        Social Security Number